As filed with the Securities and Exchange Commission on August 25, 2003

                                                      Registration No. 333-96919



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ___________

                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ___________

                             HEADWATERS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                   ___________

          Delaware                      87-0547337                2990
-----------------------------     ----------------------  ----------------------
      (State or Other                (I.R.S. Employer       (Primary Standard
Jurisdiction of Incorporation     Identification Number)         Industry
      or Organization)                                    Classification Number)


                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                                   ___________

                                 Kirk A. Benson
                   CEO and Chairman of the Board of Directors
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                                 (801) 984-9400
            --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ___________

                                  With copy to:
                             Linda C. Williams, Esq.
                             Pillsbury Winthrop LLP
                                50 Fremont Street
                         San Francisco, California 94105
                            Telephone: (415) 983-1000

                                   ___________

        Approximate date of commencement of proposed sale to the public:

     From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                Explanatory Note

The purpose of this post-effective amendment is to amend the explanatory note in post-effective amendment no. 1 as follows:

"The purpose of this post-effective amendment is to deregister a portion of the amount of common stock, preferred stock or debt securities of Headwaters Incorporated, either separately or in units, in one or more offerings that Headwaters may issue or sell under a registration statement that Headwaters filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. This post-effective amendment deregisters $100,000,000 in securities from the "shelf" registration statement, reducing the maximum aggregate offering price of sales or issuances under the "shelf" registration from $250,000,000 to $150,000,000."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in South Jordan, State of Utah, on August 25, 2003.

                                             HEADWATERS INCORPORATED


                                                 /s/ Harlan M. Hatfield
                                                 -------------------------------
                                             By: Harlan M. Hatfield,
                                                 Vice President, General Counsel
                                                 and Secretary

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, and in the capacities and on the dates indicated.

 Signature                    Title                                Date

 *                            Chief Executive Officer         August 25, 2003
---------------------------   and Chairman of the Board
 Kirk A. Benson               of Directors


 *                            Chief Financial and             August 25, 2003
---------------------------   Accounting Officer
 Steven G. Stewart


 *                            Director                        August 25, 2003
---------------------------
 James A. Herickhoff


 *                            Director                        August 25, 2003
---------------------------
 Raymond J. Weller


 *                            Director                        August 25, 2003
---------------------------
 E.J. "Jake" Garn


 *                            Director                        August 25, 2003
---------------------------
 William S. Dickinson


                              Director                        August 25, 2003
---------------------------
 R. Sam Christensen


 *                            Director                        August 25, 2003
---------------------------
 Malyn K. Malquist


 *                            Director                        August 25, 2003
---------------------------
 R Steve Creamer



* By:/s/ Harlan M. Hatfield
---------------------------
Harlan M. Hatfield
Attorney in Fact